Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Connexa Sports Technologies, Inc.

We consent to the inclusion in the Form S-8 Registration Statement under the Securities Act of 1933 of Connexa Sports Technologies, Inc. of our report dated July 24th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the years ended April 30, 2024, and 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

May 2, 2025